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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62293 of CommScope, Inc. on Form S-3 of our report dated February 2, 1998, appearing in the Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                          /s/ DELOITTE & TOUCHE LLP
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                                            Deloitte & Touche LLP

Hickory, North Carolina
November 30, 1998